===============================================================================

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:





 [ ] Preliminary Proxy Statement        [ ] Confidential, for Use
 [X] Definitive Proxy Statement             of the Commission
 [ ] Definitive Additional Materials        Only (as permitted)
     by Rule 14a-6(c)(2))
 [ ] Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                       DONALDSON, LUFKIN & JENRETTE, INC.
                (Name of Registrant as Specified in Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of
    Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

    (5) Total fee paid:
        -----------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

===============================================================================

                       DONALDSON, LUFKIN & JENRETTE, INC.
                                277 PARK AVENUE
                            NEW YORK, NEW YORK 10172



                                                                    May 3, 1999


Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of Donaldson, Lufkin & Jenrette, Inc. The meeting will be held at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, on Tuesday, May 25, 1999 at 10:00 a.m., New York City time.

     The business of the meeting will be to consider and vote upon the approval of the Company's DLJdirect 1999 Incentive Compensation Plan. Information on this matter can be found in the accompanying proxy statement.

     Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed proxy statement, kindly mark the proxy card to indicate your vote, date and sign the proxy card, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy card but need to sign, date and return it in the enclosed postage-paid envelope in order to record your vote. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.


                                          Sincerely,



                            Joe L. Roby                        John S. Chalsty
                            President and               Chairman of the Board
                            Chief Executive Officer

                      DONALDSON, LUFKIN & JENRETTE, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS



To the Stockholders of
 Donaldson, Lufkin & Jenrette, Inc.:


     Notice is hereby given that a Special Meeting (the "Special Meeting") of the stockholders of Donaldson, Lufkin & Jenrette, Inc. (the "Company") will be held at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, on Tuesday, May 25, 1999, at 10:00 a.m., New York City time, for the following purposes:


     1. To consider and vote upon the approval of the Company's DLJdirect 1999 Incentive Compensation Plan.


     2. To transact such other business as may properly come before the Special Meeting or at any adjournments thereof.


     A proxy statement describing the matter to be considered at the Special Meeting is attached to this notice. Only stockholders of record at the close of business on April 16, 1999 are entitled to notice of, and to vote at, the Special Meeting and at any adjournments thereof.


                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        Marjorie S. White
                                        Secretary

May 3, 1999


PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL INSURE THAT YOUR SHARES ARE VOTED
                        IN ACCORDANCE WITH YOUR WISHES.

                      DONALDSON, LUFKIN & JENRETTE, INC.
                                277 PARK AVENUE
                            NEW YORK, NEW YORK 10172
                            -----------------------
                                PROXY STATEMENT
                            -----------------------

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (the "Company"), of proxies to be voted at a special meeting of stockholders to be held on Tuesday, May 25, 1999 at 10:00 a.m., New York City time, at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, and at any adjournments thereof (the "Special Meeting"). The Notice of Special Meeting, this Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about May 4, 1999, to all stockholders entitled to vote at the Special Meeting.

     At the Special Meeting, the Company's stockholders will be asked to consider and vote upon the approval of the Company's DLJdirect 1999 Incentive Compensation Plan and to take such other action as may properly come before the Special Meeting or any adjournments thereof.


                              GENERAL INFORMATION

SOLICITATION AND VOTING OF PROXIES; REVOCATION; RECORD DATE

     All proxies duly executed and received by the Company will be voted on all matters presented at the Special Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted in favor of the approval of the Company's DLJdirect 1999 Incentive Compensation Plan. Any stockholder may revoke his or her proxy at any time prior to the Special Meeting before it is voted by written notice to such effect delivered to the Company at 277 Park Avenue, New York, New York 10172, Attention: Marjorie S. White, Secretary, by delivery prior to the Special Meeting of a subsequently dated proxy or by attending the Special Meeting and voting in person.

     Solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefor. The expenses of the preparation of proxy materials and the solicitation of proxies for the Special Meeting will be paid by the Company. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners, which expenses are expected to amount in aggregate to approximately $25,000.

     Only holders of record of Common Stock at the close of business on April 16, 1999 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were issued and outstanding 124,938,455 shares of Common Stock, each of which is entitled to one vote.

     A quorum for the Special Meeting consists of a majority of the total number of shares of Common Stock outstanding on the Record Date. The affirmative vote of a majority of the shares of Common Stock represented at the Special Meeting and entitled to vote is required for the approval of the Company's DLJdirect 1999 Incentive Compensation Plan. An abstention will have the same effect as a negative vote.

     As of March 1, 1999, The Equitable Companies Incorporated ("EQ" and, together with its subsidiaries other than the Company, "Equitable") beneficially owned an aggregate of 88,603,837 shares of Common Stock, representing approximately 71.3% of the total number of shares of Common Stock outstanding. AXA and certain of its affiliates beneficially owns 1,836,669 shares of Common Stock. AXA is the largest shareholder of EQ and, therefore, may be considered to beneficially own 90,440,006 shares of Common Stock, representing 72.7% of the total number of shares of Common Stock outstanding. See "Security Ownership of Certain Beneficial Holders and Management." The affirmative vote of the shares of Common Stock beneficially owned by EQ is sufficient to ensure approval of the Company's DLJdirect 1999 Incentive Compensation Plan.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE COMPANY'S DLJDIRECT 1999 INCENTIVE COMPENSATION PLAN.


COMPENSATION OF DIRECTORS

     The Company's policy is not to pay compensation to directors who are also employees of the Company, Equitable or any affiliates of Equitable. The Company's policy is to pay independent directors an annual retainer of $25,000 plus $1,000 for each Board Meeting attended and $500 for each meeting of a Committee of the Board attended. Under the Company's 1996 Non-Employee Directors Stock Plan, on November 21, 1996, April 16, 1997 and April 22, 1998 each independent director was granted an option to purchase 8,000 shares of Common Stock. In addition, under that plan each eligible director receives an annual option grant to purchase shares of Common Stock at the end of each Annual Meeting of Stockholders. Each option will have an exercise price equal to the fair market value of a share of Common Stock as of the date of grant, will vest and be exercisable with respect to one fourth of the covered shares on each of the first four anniversaries of the date of grant and will have a ten-year term. Except for a person whose service as a director is terminated for cause, after a person ceases to be a director options remain exercisable for various periods, depending on the reason for the termination. If the Company's DLJdirect 1999 Incentive Compensation Plan is approved by stockholders the Board of Directors may determine to grant certain directors options to purchase DLJdirect shares.

                   EXECUTIVE COMPENSATION AND BENEFIT PLANS

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to its Chief Executive Officer and each of the Company's four other most highly compensated executive officers based on 1998 salary and annual bonuses (collectively, the "Named Executive Officers") who were serving as executive officers at the end of the fiscal year ended December 31, 1998.


                          SUMMARY COMPENSATION TABLE


                                                ANNUAL COMPENSATION
                                    -------------------------------------------
                                       SALARY       BONUS        OTHER ANNUAL
NAME AND PRINCIPAL POSITION   YEAR     ($)(1)       ($)(1)      COMPENSATION $
---------------------------- ------ ----------- ------------- -----------------
Joe L. Roby(6) .............. 1998    $175,000    $ 8,500,000     $ 115,770(7)
 President and                1997     175,000      9,500,000       107,664(7)
 Chief Executive Officer      1996     175,000      8,500,000        97,672(7)
John S. Chalsty(6) .......... 1998     500,000      8,000,000       159,931(8)
 Chairman                     1997     500,000     12,500,000       155,400(8)
                              1996     500,000     10,000,000       167,645(8)
Anthony F. Daddino .......... 1998     175,000      3,375,000        25,868(9)
 Executive Vice President and 1997     175,000      3,750,000        25,201(9)
 Chief Financial Officer      1996     175,000      3,000,000        27,112(9)
Michael A. Boyd ............. 1998     150,000        770,000        14,130(10)
 Senior Vice President and    1997     150,000        825,000        14,452(10)
 General Counsel              1996     150,000        750,000        14,065(10)
Michael M. Bendik ........... 1998     140,000        850,000        11,779(11)
 Senior Vice President and    1997     140,000        950,000        10,467(11)
 Chief Accounting Officer     1996     140,000        850,000        10,527(11)



                                            LONG-TERM COMPENSATION
                             --------------------------------------------------
                              RESTRICTED    OPTIONS/       LTIP      ALL OTHER
                                 STOCK        SARS       PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION  AWARDS($)(2)    (#)(3)       ($)(4)        (5)
--------------------------- -------------- ---------- ----------- -------------
Joe L. Roby(6) ..............      --           --    $ 2,559,098     $237,429
 President and                     --           --      2,414,243      163,797
 Chief Executive Officer           --      500,000     23,983,762      403,765
John S. Chalsty(6) ..........      --           --             --      358,466
 Chairman                          --           --             --      369,886
                                   --           --             --      695,447
Anthony F. Daddino ..........      --           --      1,993,127      210,019
 Executive Vice President and      --           --      1,823,705      193,093
 Chief Financial Officer           --           --      6,996,750      242,702
Michael A. Boyd .............      --           --        871,188        5,051
 Senior Vice President and         --           --        821,876           --
 General Counsel                   --           --        904,303       13,202
Michael M. Bendik ...........      --           --        614,574       18,082
 Senior Vice President and         --           --        579,788       36,336
 Chief Accounting Officer          --           --             --       55,667

----------
 (1) Includes amounts contributed by each of the Named Executive Officers under various deferred compensation plans maintained by the Company.

 (2) In exchange for surrendering amounts accrued under certain multi-year compensation arrangements maintained by the Company, each of the Named Executive Officers received restricted stock units under the Company's 1995 Restricted Stock Unit Plan at the time of the Company's initial public offering in October 1995 (the "Initial Public Offering"). Each restricted stock unit represents the right to receive a share of Common Stock, subject to certain conditions described below. Units awarded under the 1995 Restricted Stock Unit Plan fall into two categories: "Base Units" and "Premium Units." Base Units vested 50% in February 1997 and February 1998. Premium Units vest in three equal installments in each of February 1998, February 1999 and February 2000. No dividends or dividend equivalents are paid on the restricted stock units. As of December 31, 1998, the last day of trading during the fiscal year ended December 31, 1998, the aggregate value of the unvested restricted stock units, based on the average of the high and low prices of Common Stock as reported on the New York Stock Exchange on such date of $41.3125 was $4,230,565, $5,640,726, $2,350,351, $352,561 and $176,322 for Messrs. Roby, Chalsty,
     Daddino, Boyd and Bendik, respectively.

 (3) The options shown for Mr. Roby for 1996 have an exercise price of $16.25, a term of ten years, and become exercisable in four equal installments on May 16, 1997, May 16, 1998, May 16, 1999 and May 16, 2000. The Company's
     stock plans do not permit the granting of stock appreciation rights
     ("SARs").

 (4) All amounts shown for 1998 reflect amounts earned under the Company's 1994-1996 Long Term Incentive Plan. The amounts shown for Mr. Roby in 1997 and 1996 reflect payment of amounts earned under the Company's 1991-1993 and 1994-1996 Long Term Incentive Plans and amounts previously earned under a prior multi-year bonus program. The amounts shown for Mr. Daddino reflect payments made in 1997 and 1996 of amounts earned under the Company's 1994-1996 and 1991-1996 Long Term Incentive Plans.

 (5) Of the amounts shown in the table $153,178, $124,869 and $160,736 for 1998, $163,797, $138,394 and $169,066 for 1997 and $167,954, $144,807, and
     $142,954 for 1996 reflect the value of premiums paid by the Company on behalf of Messrs. Roby, Chalsty and Daddino, respectively, under split-dollar life insurance policies. The amounts represent the present value of the interest projected, on an actuarial basis, to accrue for the benefit of Messrs. Roby, Chalsty and Daddino, respectively, on the portions of the premiums paid by the Company in that year. In addition, $84,251, $233,597, $49,283, $5,051 and $18,082 is included for 1998 for
     Messrs. Roby, Chalsty, Daddino, Boyd and Bendik, respectively, $231,492, $24,027 and $36,336 is included for 1997 for Messrs. Chalsty, Daddino and Bendik, respectively, and $235,811, $550,640, $99,748, $13,202 and $55,667
     is included for 1996 for Messrs. Roby, Chalsty, Daddino, Boyd and Bendik, respectively, to reflect distributions in 1998, 1997 and 1996 in respect of units awarded in prior years under a plan which allocated to the participants a portion of the profits realized by the Company on certain investments.

 (6) Effective February 23, 1998 Mr. Chalsty stepped down as Chief Executive Officer but remains Chairman of the Board. On the same date Mr. Roby was elected Chief Executive Officer and relinquished the title of Chief Operating Officer. Effective February 17, 1999, Mr. Chalsty's salary is $175,000 per annum.

 (7) Of the amounts shown in the table for Mr. Roby, $51,246, $28,547 and $23,552 reflect the use of transportation equipment provided by the Company in 1998, 1997 and 1996, respectively. In addition, $64,524, $79,117 and $74,120 of the amounts shown reflect the value of financial planning services provided on Mr. Roby's behalf by Wood, Struthers & Winthrop during 1998, 1997 and 1996, respectively.

 (8) Of the amounts shown in the table for Mr. Chalsty, $42,456, $18,804 and $16,487 reflect the use of transportation equipment provided by the Company in 1998, 1997 and 1996, respectively. In addition, $21,475, $40,596 and $55,158 of the amounts shown reflect the value of financial planning services provided on his behalf by Wood, Struthers & Winthrop during 1998, 1997 and 1996, respectively, and $96,000, $96,000 and $96,000 of the amounts shown reflect contributions by the Company toward the cost of an apartment for Mr. Chalsty during 1998, 1997 and 1996, respectively.

 (9) Of the amounts shown in the table for Mr. Daddino, $21,291, $22,001 and $21,404 reflect the use of transportation equipment provided by the Company in 1998, 1997 and 1996, respectively. In addition, $4,577, $3,200 and $5,708 of the amounts shown reflect the value of financial planning services provided on Mr. Daddino's behalf by Wood, Struthers & Winthrop during 1998, 1997 and 1996, respectively.

(10) Of the amounts shown in the table for Mr. Boyd, $10,930, $11,252 and $11,065 reflect the use of transportation equipment in 1998, 1997 and 1996, respectively. In addition, $3,200, $3,200 and $3,000 of the amounts shown reflect the value of financial planning service provided on Mr. Boyd's behalf by Wood, Struthers & Winthrop during 1998, 1997 and 1996, respectively.

(11) The amounts shown for Mr. Bendik reflect the use of transportation equipment provided by the Company in 1998, 1997 and 1996, respectively.

           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR (1998)
                          AND FY-END OPTION/SAR VALUES




                                                                NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                            SHARES                             UNDERLYING UNEXERCISED        MONEY OPTIONS AT FY-END
                          ACQUIRED ON     VALUE REALIZED       OPTIONS AT FY-END (#)                  ($)(1)
NAME                     EXERCISE (#)           ($)          EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
---------------------   --------------   ----------------   ---------------------------   -----------------------------
Joe L. Roby                   --               --                     1,198,834/250,000         $32,659,473/6,265,625
John S. Chalsty               --               --                        1,272,714/0                    $35,397,358/0
Anthony F. Daddino            --               --                         530,298/0                     $14,748,913/0
Michael A. Boyd               --               --                          79,544/0                      $2,212,317/0
Michael M. Bendik             --               --                          39,772/0                      $1,106,159/0

----------
(1) An "in-the-money option" is an option for which the market price of the underlying Common Stock at year-end 1998 exceeds the exercise price of the option. The value of unexercised, in-the-money options shown above is based upon the difference between the exercise price of all options and $41.3125, the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 31, 1998, the last day of trading during the fiscal year ended December 31, 1998. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.



CERTAIN DEFERRED COMPENSATION PLANS AND ARRANGEMENTS

     Certain employees, including the Named Executive Officers, deferred a portion of their 1983 or 1984 compensation in return for which the Company agreed to pay each of them a specified annual benefit for 15 years beginning at age 65. Benefits are based upon the participant's age and the amount deferred and are calculated to yield an approximate 12.5% annual compound return. In the event of the participant's disability or death, an equal or lesser amount is to be paid to the participant or his beneficiary. After age 55, participants, the sum of whose age and years of service is equal to or greater than 80, may elect to have their benefits begin before age 65, in an actuarially reduced amount. The Company has funded its obligations through the purchase of life insurance policies. The table below shows as to the Named Executive Officers the estimated annual benefit payable at age 65. Each of these individuals is fully vested in the applicable benefit.


                                            ESTIMATED
NAME                                     ANNUAL BENEFITS
  Joe L. Roby .........................     $ 56,527
  John S. Chalsty .....................       47,053
  Anthony F. Daddino ..................      107,313
  Michael A. Boyd .....................       75,369
  Michael M. Bendik ...................       91,781

COMPENSATION AND MANAGEMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation and Management Committee during the fiscal year ended December 31, 1998 was an officer or employee of the Company. Mr. Jarmain has been a director of EQ and Equitable Life since 1992. See "Security Ownership of Certain Beneficial Holders and Management" and "Certain Relationships and Related Transactions."

COMPENSATION AND MANAGEMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Committee of the Board of Directors (for the purposes of this report, the "Committee") is composed entirely of independent outside directors, none of whom is a current officer or employee of the Company or its subsidiaries. The Committee is responsible for the establishment of policies governing and for the implementation, administration and interpretation of all aspects of executive officer compensation, which includes base salary, short term performance incentives, long term performance incentives and equity based incentives. The Committee reviews the compensation of executive officers on an ongoing basis, developing and executing cost and tax-effective plans with the following objectives:

    o Support the Company's business strategies and goals,

    o Attract and retain the highest caliber executive officers by providing compensation opportunities comparable to those offered by other leading financial services firms with whom the Company competes for business and talent,

    o Motivate high performance in an entrepreneurial incentive-driven culture,

    o Closely align executive officers' interests with stockholders' interests, and

    o Reward results achieved short term and in the long term creation of shareholder value.

     The compensation policy of the Company is to base total compensation on performance. By virtue of the Company's establishment of relatively low fixed base compensation and highly-leveraged incentive opportunities, total compensation will vary directly with the financial results of the Company and the total returns to its stockholders, and may exceed the 75th percentile for superior performance.

     The Committee was established immediately prior to the Initial Public Offering. As such, the Committee is administering certain plans that were approved and in place prior to its establishment. The Committee views such plans as appropriate and supportive of the policies and objectives discussed above.

     In its deliberations, the Committee utilizes the services of an independent consulting firm with expertise in executive compensation among financial services firms, as well as historical marketplace survey data. For 1998, the survey data reviewed in setting compensation levels for executive officers is based on a group of nine firms. Of these firms, three are included in the Peer Group Index used for the Common Stock Performance graph set forth below. See "Common Stock Performance." The firms not included in the Peer Group Index are either not publicly traded or owned, or have a mix of businesses not representative of the Company on an overall basis, although various segments are comparable to certain divisions of the Company.

     It is the intention of the Committee that executive officer compensation be determined and administered on the basis of total compensation, rather than based on separate free-standing components. In keeping with the Company's policy of sustaining its entrepreneurial incentive-driven culture, no Company-paid retirement benefits are provided to executive officers.

     The total compensation program for executive officers established by the Committee is comprehensive and integrated to include salary, short term and long term performance incentives, and equity-based incentives.

 SALARY

     Salaries are generally below median for similar positions within the financial services industry. Salaries are reviewed annually by the Committee for appropriateness in consideration of the Company's compensation policy, marketplace practice, the Company's financial results, individual position responsibilities and performance.

 SHORT TERM AND LONG TERM PERFORMANCE INCENTIVES

     1996 Incentive Compensation Plan. The 1996 Incentive Compensation Plan, which is administered by the Committee, provides for the award of short term and long term incentives based on Company profitability. At the beginning of each performance period, each executive officer is assigned an interest in one or more award pools. After completion of each performance period, the Committee evaluates the performance of each executive officer based on the criteria discussed below and, in its sole and absolute discretion, may reduce or increase awards, except that the Committee may only reduce and may not increase an award to a current Named Executive Officer. Awards may be paid in cash, stock-based payments, or any combination thereof.

     Short Term Performance Incentives. Aggregate short term incentive compensation awards are based primarily on the Company's profitability over a one or two year period. Individual awards are based on an assessment of individual, business unit, and Company performance.

     In assessing such performance, the Committee evaluates a number of quantitative and qualitative factors without assigning weights and considers absolute and relative results achieved and strategic progress during the prior one or two years, as well as over a period of years. Such performance is evaluated by comparisons to prior years, peer companies and overall industry performance. Factors considered may include the quality, consistency and level of earnings, growth, return on equity, cost control and margins, as well as the services rendered and value added to clients of the Company.

     With regard to 1998, pre-tax profits declined 9.2% from 1997, and awards to most executive officers were reduced from prior year levels in recognition of this performance and competitive pay levels.

     Long Term Performance Incentives. Long term performance incentives are generally based on the Company's adjusted cumulative net income and return on equity over a period of three years or longer. Such incentives are designed to strengthen the coincidence of interest of executive officers and the Company's shareholders in the long term growth of enterprise value, as well as to encourage retention among key managers of the Company through vesting and competitive compensation opportunities.

     The number of units awarded to each executive officer is subject to annual review and reflects their individual performance, responsibility level, and potential impact on the long term financial results of the Company. Long term incentive payments made in 1998 to executive officers named in the Summary Compensation Table represent amounts earned under the Company's 1994 -- 1996 Long Term Incentive ("LTI") Plans. Awards of units have been made for the 1997-1999 performance period.

 EQUITY-BASED INCENTIVES

      o 1995 Restricted Stock Unit Plan. As discussed above, executive officers were granted restricted stock units in 1995 under the 1995 Restricted Stock Unit Plan. These grants were made to executive officers in exchange for reduction in the value of their interests in the 1991 or 1994 LTI Plan. Restricted stock units granted in 1995 vest in installments from February 1997 to February 2000. No executive officer received a restricted stock unit grant in 1998.

      o 1995 Stock Option Plan. Executive officers were granted options to purchase shares of Common Stock under the 1995 Stock Option Plan. These grants were made to executive officers in exchange for reduction in the value of their interests in the 1991 or 1994 LTI Plan. Options granted under the 1995 Stock Option Plan vested in February 1997 and February 1998. No further grants will be made under this plan which has been replaced by the 1996 Stock Option Plan, as discussed below.

          The value of restricted stock units and stock options awarded under the 1995 Restricted Stock Unit Plan and the 1995 Stock Option Plan may be realized only after vesting from 1997 to 2000, and will depend on the market value of the Company's Common Stock in the future. Thus, the ultimate value of such restricted stock unit and stock option awards will provide a continuing incentive to executive officers for the creation of shareholder value.

      o 1996 Stock Option Plan. At the 1996 Annual Meeting stockholders approved the 1996 Stock Option Plan which is administered by the Committee and provides for the award of stock options to employees of the Company. No executive officer received an option grant in 1998.

          The Committee does not consider stock holdings, prior option or stock grants, prior long term performance incentive awards or the appreciation thereon when making future option, stock and long term performance incentive award determinations.

 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Both the quantitative and qualitative criteria referenced above are applied in assessing the performance and determining the compensation of the Chief Executive Officer, who participates in the Company's executive compensation program on the same basis as all other executive officers.

     Mr. Roby was elected Chief Executive Officer in February, 1998. In setting the Chief Executive Officer's 1998 total compensation, the Committee took into account the annual and long-term performance of the Company under his leadership and its outstanding strategic progress, all of which were viewed as critical to the results realized by the Company in 1998.

     The Company's 1998 performance included a 16.5% growth in revenues from 1997. A combination of higher costs associated with an aggressive expansion strategy and an industry-wide business decline in the second half of 1998 resulted in profit performance that was below 1997. 1998 profit was 9.2% under the record earnings achieved in 1997. In consideration of the difficult year, the Chief Executive Officer received an annual incentive award of $8.5 million for 1998. This represented a 10.6% decline from his 1997 annual incentive award. His salary of $175,000 was last increased in 1987. The Chief Executive Officer was not granted any restricted stock units or stock options in 1997 or 1998.

     The Committee believes that the total compensation of the Chief Executive Officer is appropriate relative to his performance, the performance of the Company and the compensation of other heads of high-performing investment firms.

 TAX CONSIDERATIONS

     The Committee's policy is to preserve corporate tax deductions while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.



                                     COMPENSATION AND MANAGEMENT COMMITTEE

                                                  Louis Harris
                                                  W. Edwin Jarmain
                                                  John C. West, Chairman

COMMON STOCK PERFORMANCE

     The following chart compares the Company's cumulative total return on stockholder investment since the date of the Initial Public Offering (October 24, 1995) with that of the Standard & Poor's 500 and a Peer Group Index. All indices include the reinvestment of dividends.


[GRAPHIC OMITTED]



                                                                                                                     Compound
                                                                                                                      Annual
                                          10/26/95       12/31/95       12/31/96       12/31/97       12/31/98      Return Rate
                                        ------------   ------------   ------------   ------------   ------------   ------------
 Donaldson, Lufkin & Jenrette, Inc.       $ 100.00       $ 115.74       $ 122.94       $ 274.20       $ 284.53          38.9%
 S&P 500                                  $ 100.00       $  96.74       $ 141.64       $ 246.09       $ 276.04          37.6%
 Peer Group*                              $ 100.00       $ 111.20       $ 130.81       $ 174.44       $ 224.29          28.9%


* Peer group includes Bear Stearns Companies, Lehman Brothers Holdings, Morgan Stanley Group (10/26/95 - 5/30/97) and Morgan Stanley Dean Witter & Co. (6/1/97-12/31/98). Assumes conversion of Morgan Stanley Group shares into Morgan Stanley Dean Witter & Co. on 6/1/97.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

     The following table sets forth, as of March 1, 1999, the total number of shares of Common Stock beneficially owned, and the percent so owned, by each director, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by the Named Executive Officers and by all current directors and executive officers as a group. All numbers reflect the 2 for 1 stock split that was effective May 11, 1998.




                                                                        CURRENT
                                                                BENEFICIAL OWNERSHIP(1)            TOTAL(1)
                                                                ------------------------   -------------------------
                                                                  NUMBER OF                  NUMBER OF
                                                                   SHARES     PERCENT         SHARES        PERCENT
AXA(2) ......................................................    90,440,006    72.7%        90,440,006       59.1%
 9 Place Venome
 75001 Paris, France
The Equitable Companies
 Incorporated(3) ............................................    88,603,337    71.3         88,603,337       57.9
 1290 Avenue of the Americas
 New York, New York 10104
The Equitable Life Assurance
 Society of the United States(4) ............................    39,961,542    32.1         39,961,542       26.1
 1290 Avenue of the Americas
 New York, New York 10104 ...................................
Joe L. Roby(5) ..............................................     1,692,524     1.3          1,993,726        1.3
John S. Chalsty(6) ..........................................     1,931,263     1.5          1,999,532        1.3
Anthony F. Daddino(7) .......................................       781,402       *            834,848         *
David DeLucia(8) ............................................       180,000       *            470,000         *
Hamilton E. James(9) ........................................     1,001,751       *          1,287,308         *
Richard S. Pechter(10) ......................................     1,442,524     1.1          1,668,726        1.1
Stuart M. Robbins (11) ......................................       591,052       *            762,386         *
Theodore P. Shen(12) ........................................     1,300,424     1.0          1,351,626         *
Michael A. Boyd(13) .........................................       119,609       *            123,876         *
Michael M. Bendik(14) .......................................        60,104       *             62,238         *
Henri de Castries(15) .......................................         2,000       *              2,000         *
Denis Duverne(16) ...........................................         2,000       *              2,000         *
Jane Mack Gould .............................................             0       *                  0         *
Louis Harris(17) ............................................         8,880       *             22,880         *
Michael Hegarty(18) .........................................             0       *                  0         *
Henri G. Hottinguer(19) .....................................        14,000       *             28,000         *
W. Edwin Jarmain(20) ........................................        20,048       *             34,048         *
Francis Jungers(21) .........................................        12,000       *             26,000         *
Edward D. Miller(22) ........................................             0       *                  0         *
Stanley B. Tulin (23) .......................................         1,000       *              1,000         *
W.J. Sanders III(24) ........................................        12,810       *             26,810         *
John C. West(25) ............................................        31,600       *             45,600         *
All directors and executive officers as a group(26) .........     9,204,991     7.0         10,802,090        7.1

----------
*   Less than 1.0%.

 (1) The table provides certain information regarding the beneficial ownership of the Company's Common Stock by AXA, EQ, Equitable Life, each of the Company's directors and all directors and executive officers as a group assuming, in the case of the Total column, the issuance of all of the Common Stock pursuant to outstanding restricted stock units and options. In connection with the Initial Public Offering, approximately 500 employees of the Company exchanged an aggregate of $100.0 million of their interests under certain cash compensation arrangements, including the Company's 1991-1993 Long Term Incentive Plan and the Company's 1994-1996 Long Term Incentive Plan for restricted stock units representing an aggregate of approximately 10.4 million shares of Common Stock. Approximately 90% of these units have vested as of February 1, 1999 and are included in the Current Beneficial Ownership column. The balance of these units, located in the Total column, will vest in February 2000.

     In connection with the Initial Public Offering, employees acquired options to purchase an aggregate of approximately 18.4 million shares of Common Stock at a price of $13.50 per share by foregoing an aggregate of $55.7 million of their future interests under cash compensation arrangements (the "LTI Option Exchange"). As of February 1, 1998, all outstanding options received in the LTI Option Exchange have vested and are included in the Current Beneficial Ownership column. In addition, Mr. Roby was granted an option to purchase 500,000 shares of Common Stock in 1996 and Messrs. Harris, Hottinguer, Jungers, Jarmain, Sanders and West have each been granted options to purchase 24,000 shares of Common Stock under the Company's 1996 Non-Employee Directors Stock Plan.

 (2) AXA is EQ's largest stockholder, beneficially owning approximately 59% of EQ's outstanding common stock. As of March 1, 1999, a group of four French mutual insurance companies (the "Mutuelles AXA") owned, directly or indirectly through various holding companies, approximately 23.9% of the issued shares representing 37.6% of the voting power of AXA. For insurance regulatory purposes the shares of capital stock of EQ beneficially owned by AXA and its subsidiaries have been deposited into a voting trust to ensure that certain of the indirect minority shareholders of AXA do not exercise control over EQ or certain of its insurance subsidiaries.

 (3) The number listed includes shares of Common Stock beneficially owned by EQ's wholly-owned subsidiary, Equitable Life.

 (4) The number listed includes shares of Common Stock beneficially owned through its wholly-owned subsidiary, Equitable Holdings, L.L.C.

 (5) The Current Beneficial Ownership column for Mr. Roby includes 476,546 vested restricted stock units and 1,198,384 option shares exercisable within 60 days. The Total column includes 51,202 unvested restricted stock units and 250,000 stock options that become exercisable more than 60 days after March 1, 1999. In addition, Mr. Roby holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days, 2,500 American Depositary Receipts ("ADRs") of AXA and 2,500 option shares of AXA which are exercisable within 60 days.

 (6) The Current Beneficial Ownership column for Mr. Chalsty includes 2,500 shares owned by Mr. Chalsty's wife, 650,649 vested restricted stock units and 1,272,714 option shares exercisable within 60 days . The Total column includes 68,269 unvested restricted stock units. In addition, Mr. Chalsty beneficially owns 116,000 shares of common stock of EQ, including 100,000 option shares exercisable within 60 days, 2,500 ADRs of AXA and 5,000 option shares of AXA which are exercisable within 60 days.

 (7) The Current Beneficial Ownership column for Mr. Daddino includes 198,755 vested restricted stock units and 530,298 option shares exercisable within 60 days. The Total column includes 28,446 unvested restricted stock units and 25,000 stock options that become exercisable more than 60 days after March 1, 1999. Mr. Daddino beneficially owns 100 shares of common stock EQ which are held in an insurance trust for the benefit of his wife and children and also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days.

 (8) The Current Beneficial Ownership column for Mr. DeLucia includes 180,000 option shares exercisable within 60 days. The total column includes 470,000 stock options that become exercisable more than 60 days after March 1, 1999.

 (9) The Current Beneficial Ownership column for Mr. James includes 662,872 option shares exercisable within 60 days. The Total column includes 35,557 unvested restricted stock units and 250,000 stock options that become exercisable more than 60 days after March 1, 1999. Mr. James also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days and 1,000 ADRs of AXA.

(10) The Current Beneficial Ownership column for Mr. Pechter includes 954,536 option shares exercisable within 60 days. The Total column includes 51,202 unvested restricted stock units and 175,000 stock options that become exercisable more than 60 days after March 1, 1999. Mr. Pechter also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days.

(11) The Current Beneficial Ownership column for Mr. Robbins includes 397,724 option shares exercisable within 60 days. The Total column includes 21,334 unvested restricted stock units and 150,000 stock options that become exercisable more than 60 days after March 1, 1999.

(12) The Current Beneficial Ownership column for Mr. Shen includes 954,536 option shares exercisable within 60 days. The Total column includes 51,202 unvested restricted stock units. Mr. Shen also holds an option to purchase 50,000 shares of common stock of EQ which is exercisable within 60 days and 1,000 ADRs of AXA.

(13) The Current Beneficial Ownership column for Mr. Boyd includes 79,544 option shares exercisable within 60 days. The Total column includes 4,267 unvested restricted stock units.

(14) The Current Beneficial Ownership column for Mr. Bendik includes 39,772 option shares exercisable within 60 days. The Total column includes 2,134 unvested restricted stock units.

(15) Mr. de Castries also beneficially owns 13,333 shares of Common Stock of EQ, all of which are option shares exercisable within 60 days, and 70,188 shares of common stock of AXA, including 69,188 option shares exercisable within 60 days.

(16) Mr. Duverne also owns 10,333 shares of EQ, including 8,333 option shares exercisable within 60 days. Of his EQ holding 2,000 shares are owned with his wife. Mr. Duverne also beneficially owns 11,042 shares of common stock of AXA, of which 1,000 shares are owned with his wife and 10,000 are option shares of AXA which are exercisable within 60 days.

(17) The Current Beneficial Ownership column for Mr. Harris includes 6,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(18) Mr. Hegarty beneficially owns 48,228 shares of common stock of EQ, including 48,039 option shares exercisable within 60 days.

(19) The Current Beneficial Ownership column for Mr. Hottinguer includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(20) The Current Beneficial Ownership column for Mr. Jarmain includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 option shares that become exercisable more than 60 days after March 1, 1999. Mr. Jarmain also beneficially owns 10,545 shares of common stock of EQ.

(21) The Current Beneficial Ownership column for Mr. Jungers includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(22) Mr. Miller beneficially owns 142,745 shares of common stock of EQ, all of which are option shares exercisable within 60 days.

(23) The 1,000 shares shown are owned with his wife. Mr. Tulin also beneficially owns 87,437 shares of common stock of EQ, including 82,819 option shares exercisable within 60 days. Of these shares 4,000 are owned with his wife. In addition, Mr. Tulin owns 2,000 ADRs of AXA and 2,500 option shares of AXA which are exercisable within 60 days.

(24) The Current Beneficial Ownership column for Mr. Sanders includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 stock options that become exercisable more than 60 days after March 1, 1999.

(25) The Current Beneficial Ownership column for Mr. West includes 10,000 option shares exercisable within 60 days. The Total column includes 14,000 option shares that become exercisable more than 60 days after March 1, 1999. Of the Common Stock beneficially owned by Mr. West, 11,000 shares are held on his behalf by a profit sharing plan. In addition, 400 shares are owned directly by his wife, as to which shares Mr. West disclaims beneficial ownership.

(26) The Current Beneficial Ownership column includes 1,325,950 vested restricted stock units and 6,326,380 option shares exercisable within 60 days and the Total column includes 316,458 unvested restricted stock units and 1,404,000 stock options that become exercisable more than 60 days after March 1, 1999. All directors and executive officers as a group also beneficially own 678,721 shares of common stock of EQ, 91,230 shares of common stock of AXA and 9,000 ADRs of AXA.

             APPROVAL OF DLJDIRECT 1999 INCENTIVE COMPENSATION PLAN

     DLJdirect is a leading provider of online discount brokerage and related investment services, offering customers automated securities order placement and information and research capabilities through the Internet and online service providers. The term "DLJdirect" does not represent a separately incorporated entity but rather those businesses, assets and liabilities intended to represent Donaldson, Lufkin & Jenrette Inc's online discount brokerage and related investment services businesses. DLJdirect Holdings Inc. is the corporate entity that owns, directly or indirectly, a substantial majority of the business assets and liabilities of DLJdirect.

     On March 17, 1999, the Company filed with the Securities and Exchange Comission ("SEC") a preliminary Registration Statement on Form S-3 with respect to a proposed offering by the Company of DLJdirect Common Stock. This DLJdirect Common Stock is a new series of common stock of the Company which is a "tracking stock" intended to reflect the performance of DLJdirect.

     As described in an Information Statement enclosed with this Proxy Statement, stockholders are being asked to consent to changes in the Company's Certificate of Incorporation to authorize issuance of DLJdirect Common Stock as part of the offering referred to above.


DLJDIRECT 1999 INCENTIVE COMPENSATION PLAN

     The board of directors has adopted the DLJdirect 1999 Incentive Compensation Plan (the "Compensation Plan") subject to stockholder approval. The board of directors believes that attracting and retaining key employees and service providers is essential to DLJdirect's continued growth and success. In addition, the board of directors believes that the long term success of DLJdirect is enhanced by a competitive and comprehensive compensation program, which may include tailored types of incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of DLJdirect's performance and the creation of stockholder value. Such awards will enable DLJdirect to attract and retain key employees and service providers and enable such persons to acquire and/or increase their proprietary interest in DLJdirect and thereby align their interests with the interests of DLJdirect's stockholders. In addition, the board of directors has concluded that its Compensation and Management Committee (the "Compensation Committee") should be given as much flexibility as possible to provide for annual and long term incentive awards contingent on performance.


     The following is a brief description of the material features of the Compensation Plan. Such description is qualified in its entirety by reference to the full text of the Compensation Plan, which is attached as Exhibit A.

     Types of Awards. The terms of the Compensation Plan provide for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-related awards, and annual incentive or performance awards that may be settled in cash, stock, or other property (collectively referred to as "Awards").

     Shares Subject to the Compensation Plan; Annual Per-Person
Limitations. Under the Compensation Plan, the total number of shares of DLJdirect Common Stock reserved and available for delivery to participants in connection with Awards is (i) 10 million, plus (ii)7.5% of the number of shares of DLJdirect Common Stock issued or delivered during the term of the Compensation Plan (excluding any issuance or delivery in connection with Awards, or any other compensation or benefit plan of DLJdirect, or in connection with the offering referred to above); provided, however, that the total number of shares of DLJdirect Common Stock with respect to which incentive stock options may be granted shall not exceed 10 million. Shares of DLJdirect Common Stock subject to an Award that is canceled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of shares to the participant, including DLJdirect Common Stock withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to an Award, will again be available for Awards under the Compensation Plan. Any shares of DLJdirect Common Stock delivered under the Compensation Plan may consist of authorized and unissued shares or treasury shares.

     In addition, the Compensation Plan imposes individual limitations on the amount of certain Awards. Under these limitations, during any fiscal year the number of options, stock appreciation rights, shares of restricted stock, restricted stock units, shares of DLJdirect Common Stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant shall not exceed 2 million shares for each type of such Award, subject to adjustment in certain circumstances. The maximum cash amount that may be earned as a final annual incentive award or other cash Award in respect of any fiscal year by any one participant is $5 million.

     The Compensation Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the Compensation Plan and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the DLJdirect Common Stock so that an adjustment is appropriate. The Compensation Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

     Eligibility. Executive officers, and other officers and employees of Donaldson, Lufkin & Jenrette, Inc. or DLJdirect, as well as other persons who provide services to Donaldson, Lufkin & Jenrette, Inc. or DLJdirect, including directors of Donaldson, Lufkin & Jenrette, Inc. and DLJdirect Holdings Inc., shall be eligible to be granted Awards under the Compensation Plan. It is estimated that approximately 500 persons are eligible to receive Awards and it is anticipated that most, if not all, employees of DLJdirect will be granted Awards under the Compensation Plan.

     Administration. The Compensation Plan will be administered by the Compensation Committee except to the extent the board of directors elects to administer the Compensation Plan. Subject to the terms and conditions of the Compensation Plan, the board of directors or the Compensation Committee is authorized to interpret the Compensation Plan, construe terms, adopt rules and regulations, prescribe forms, make all determinations under the Compensation Plan and, subject to such terms and conditions as they may establish, delegate authority to officers and managers of DLJ. The Compensation Plan provides that Compensation Committee members are not personally liable, and are fully indemnified for all actions taken or made in good faith under the Compensation Plan.

     Stock Options and Stock Appreciation Rights. The Compensation Committee is authorized to grant stock options, including both incentive stock options that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e, options not qualifying as incentive stock options) and stock appreciation rights entitling the participant to receive the excess of the fair market value of a share of DLJdirect Common Stock on the date of exercise over the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right is determined by the Compensation Committee, but must not be less than the fair market value of a share of DLJdirect Common Stock on the date of grant (except to the extent of in-the-money awards or cash obligations surrendered by the participant at the time of grant). All other terms regarding each option or stock appreciation right are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, DLJdirect Common Stock, outstanding Awards, or other property as determined by the Compensation Committee.

     Restricted Stock and Restricted Stock Units. The Compensation Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of DLJdirect Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to satisfy stated performance requirements. A participant granted restricted stock generally has all of the rights of a shareholder of DLJdirect, including voting and dividend rights. An Award of restricted stock units confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to satisfy stated performance requirements. Prior to settlement, an Award of restricted stock units carries no dividend or other ownership rights, except for dividend equivalents, if granted.

     Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive cash, shares, other Awards, or other property equal in value to dividends paid on a specific number of shares or other periodic payments. Dividend equivalents may be granted on a free-standing basis or in connection with another Award.

     Bonus Stock and Awards in Lieu of Cash Obligations. The Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements.

     Other Stock-Based Awards. The Compensation Plan authorizes the Compensation Committee, subject to limitations under applicable law, to grant Awards that are denominated or payable in shares. The Compensation Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

     Performance and Annual Incentive Awards. A participant's right to exercise or receive a grant or settlement of an Award may be subject to performance conditions as specified by the Compensation Committee. In addition, the Compensation Plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of preestablished performance goals during a specified one-year period.

     The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive award will consist of (a) one or more business criteria and (b) a targeted level or levels of performance with respect to each such business criteria. In the case of performance awards or annual incentive awards intended to meet the requirements of Internal Revenue Code Section 162(m), if applicable, the business criteria used must be one of those specified in the Compensation Plan, although for other participants the Compensation Committee may specify any other criteria. The business criteria specified in the Compensation Plan are: (1) earnings per share; (2) revenues; increase in revenues; the excess of all or a portion of revenues over operating expenses (excluding expenses determined by the Compensation Committee at the time performance goals are established); (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) management value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation, amortization and/or incentive compensation; pretax operating earnings; operating earnings (with or without investment gains or losses); (9) total shareholder return; (10) reduction in costs; (11) increase in the fair market value of the DLJdirect Common Stock; and (12) any of the above goals as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.

     Subject to the requirements of the Compensation Plan, the Compensation Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

     Other Terms of Awards. Awards may be settled in the form of cash, DLJdirect Common Stock, other Awards, or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an Award. The Compensation Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of obligations under the Compensation Plan. The Compensation Committee may condition any payment relating to an Award on the withholding of taxes. Awards granted under the Compensation Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution although the Compensation Committee has authority to permit Awards to be transferred in limited circumstances.

     Awards under the Compensation Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant Awards in exchange for other Awards under the Compensation Plan or other awards granted by Donaldson, Lufkin & Jenrette, Inc., and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

     Loan Provisions. With the Compensation Committee's consent, and subject to applicable law, Donaldson, Lufkin & Jenrette, Inc. may make, guarantee or arrange for a loan to a participant with respect to the exercise of any option, purchase of shares or other payment in connection with any Award, including the payment by a participant of any or all federal, state or local income or other taxes due in connection with any Award.

     Amendment and Termination of the Compensation Plan. The board of directors may amend or discontinue the Compensation Plan or the Compensation Committee's authority to grant Awards without further stockholder approval, except for amendments required to be approved by stockholders by applicable law or any stock exchange or automated quotation system on which the shares are then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to incentive stock options, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the Compensation Plan or broaden eligibility. Unless earlier terminated by the board of directors, the Compensation Plan will terminate at such time as no shares remain available for issuance under the Compensation Plan and Donaldson, Lufkin & Jenrette, Inc. or DLJdirect has no further rights or obligations with respect to outstanding Awards under the Compensation Plan.

     Initial Awards. Assuming the offering of DLJdirect Common Stock referred to above takes place, it is anticipated that the Compensation Committee will make grants of stock options to the executive officers, certain directors and other eligible persons under the Compensation Plan but it is not possible at this time to determine the size of these grants. It is expected that such options will have an exercise price equal to the initial public offering price of the DLJdirect Common Stock. It is also expected that these options will generally become exercisable in four equal installments based on continued service with Donaldson, Lufkin & Jenrette, Inc. or DLJdirect during the four-year period following the grant date.

     Federal Income Tax Implications of the Compensation Plan. The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the Compensation Plan.

     The grant of an option or stock appreciation right will create no tax consequences for the participant or Donaldson, Lufkin & Jenrette, Inc. or DLJdirect. A participant will not recognize taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a stock appreciation right, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

     Upon a disposition of shares acquired upon exercise of an incentive stock option before the end of the applicable incentive stock options holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the incentive stock options minus the exercise price, or (ii) the amount realized upon the disposition of the incentive stock options shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock options holding periods are met) or stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or stock appreciation right).

     DLJdirect generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or stock appreciation right. Pursuant to the Tax Sharing Agreement, the tax benefit may be paid to DLJ if the stock associated with such deduction is attributed to DLJ. DLJ may also, pursuant to the Tax Sharing Agreement, be required to pay DLJdirect for tax benefits arising out of the issuance of DLJdirect Common Stock to a DLJ employee in connection with an option or stock appreciation right. DLJdirect generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, if the participant holds the shares of an incentive stock option grant for the required holding period, DLJdirect will not receive any tax deduction for that grant.

     With respect to Awards granted under the Compensation Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. DLJdirect generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. Pursuant to the Tax Sharing Agreement, the tax benefit may be paid to DLJ if the stock associated with such deduction is attributed to DLJ. DLJ may also, pursuant to the Tax Sharing Agreement, be required to pay DLJdirect for tax benefits arising out of the issuance of DLJdirect Common Stock to a DLJ employee in connection with an option or stock appreciation right.

     With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property. DLJdirect generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. Pursuant to the Tax Sharing Agreement, the tax benefit may be paid to DLJ if the stock associated with such deduction is attributed to DLJ. DLJ may also, pursuant to the Tax Sharing Agreement, be required to pay DLJdirect for tax benefits arising out of the issuance of DLJdirect Common Stock to a DLJ employee in connection with an option or stock appreciation right.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY'S DLJDIRECT 1999 INCENTIVE COMPENSATION PLAN.

                             STOCKHOLDER PROPOSALS

     Under the rules and regulations of the Commission as currently in effect, any holder of at least $1,000 in market value of Common Stock who has held such Common Stock for at least one year and who desires to have a proposal presented in the Company's proxy material for use in connection with the annual meeting of stockholders to be held in 2000 must transmit that proposal (along with his or her name, address, the number of shares of Common Stock that he or she holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Proposals of stockholders intended to be presented at the annual meeting of stockholders to be held in 2000 must be received by Marjorie S. White, Secretary, Donaldson, Lufkin & Jenrette, Inc., 277 Park Avenue, New York, New York 10172, no later than January 1, 2000.

     Holders of Common Stock who want to have proposals submitted for consideration at future meetings of the stockholders should consult the applicable rules and regulations of the Commission with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.


                             ADDITIONAL INFORMATION

     THE COMPANY WILL MAKE AVAILABLE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AND ANY QUARTERLY REPORTS ON FORM 10-Q OF THE COMPANY FILED THEREAFTER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY, DONALDSON, LUFKIN & JENRETTE, INC., 277 PARK AVENUE, NEW YORK, NEW YORK 10172. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE (APRIL 16, 1999), THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE.

     In order to ensure timely delivery of any such document prior to the Annual Meeting, any request should be received by the Company promptly.


                                 OTHER BUSINESS

     The Company knows of no other matters which may come before the Special Meeting. However, if any such matters properly come before the Special Meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.


                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          Marjorie S. White
                                          Secretary

May 3, 1999

                                                                      EXHIBIT A











                                   DLJDIRECT
-------------------------------------------------------------------------------
                       1999 INCENTIVE COMPENSATION PLAN


-------------------------------------------------------------------------------

                                   DLJDIRECT
-------------------------------------------------------------------------------
                       1999 INCENTIVE COMPENSATION PLAN


-------------------------------------------------------------------------------

                                                                        PAGE
                                                                        ----
1.     Purposes .....................................................   A-4

2.     Definitions ..................................................   A-4

3.     Administration ...............................................   A-6
       (a) Authority of the Committee ...............................   A-6
       (b) Manner of Exercise of Committee Authority ................   A-6
       (c) Limitation of Liability ..................................   A-7

4.     Shares Subject to Plan .......................................   A-7
       (a) Overall Number of Shares Available for Delivery ..........   A-7
       (b) Application of Limitation to Grants of Awards ............   A-7
       (c) Availability of Shares Not Delivered under Awards ........   A-7

5.     Eligibility; Per-Person Award Limitations ....................   A-7

6.     Specific Terms of Awards .....................................   A-8
       (a) General ..................................................   A-8
       (b) Options ..................................................   A-8
       (c) Share Appreciation Rights ................................   A-8
       (d) Restricted Shares ........................................   A-9
       (e) RSUs .....................................................   A-10
       (f) Bonus Shares and Awards in Lieu of Obligations ...........   A-10
       (g) Dividend Equivalents .....................................   A-10
       (h) Annual Incentive and Performance Awards. .................   A-10
       (i) Other Share-Based Awards .................................   A-11

7.     Certain Provisions Applicable to Awards ......................   A-11
       (a) Stand-Alone, Additional, Tandem, and Substitute Awards ...   A-11
       (b) Term of Awards ...........................................   A-11
       (c) Form and Timing of Payment under Awards; Deferrals .......   A-11
       (d) Exemptions from Section 16(b) Liability ..................   A-12
       (e) Loan Provisions ..........................................   A-12

                                   DLJDIRECT
-------------------------------------------------------------------------------
                       1999 INCENTIVE COMPENSATION PLAN


-------------------------------------------------------------------------------

                                                                         PAGE
                                                                         ----
8.     Performance and Annual Incentive Awards ......................    A-12
       (a) Performance Conditions ...................................    A-12
       (b) Performance Awards Granted to Designated Covered
              Employees .............................................    A-12
       (c) Annual Incentive Awards Granted to Designated Covered
              Employees .............................................    A-14
       (d) Written Determinations ...................................    A-15
       (e) Status of Section 8(b) and Section 8(c) Awards under
              Code Section 162(m) ...................................    A-15

9.     General Provisions ...........................................    A-15
       (a) Compliance with Legal and Other Requirements .............    A-15
       (b) Limits on Transferability; Beneficiaries .................    A-15
       (c) Adjustments ..............................................    A-16
       (d) Taxes ....................................................    A-16
       (e) Changes to the Plan and Awards ...........................    A-17
       (f) Limitation on Rights Conferred under Plan ................    A-17
       (g) Unfunded Status of Awards; Creation of Trusts ............    A-17
       (h) Nonexclusivity of the Plan ...............................    A-18
       (i) Payments in the Event of Forfeitures; Fractional Shares ..    A-18
       (j) Governing Law ............................................    A-18
       (k) Awards to Participants Outside the United States .........    A-18
       (l) Plan Effective Date and Shareholder Approval .............    A-18

                                   DLJDIRECT

                       1999 INCENTIVE COMPENSATION PLAN

     1. PURPOSES. The purposes of the DLJdirect 1999 Incentive Compensation Plan (the "Plan") are to provide incentives to executive officers and other selected key employees and service providers of Donaldson, Lufkin & Jenrette, Inc. and its Affiliates to contribute to the growth and profitability of the Company, to encourage such persons to remain in the employ or service of the Company, and to endeavor to qualify the compensation paid under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Compensation and Management Committee of the Company's Board of Directors. Adoption of the Plan and the grant of Awards in accordance with the terms of the Plan has been determined by the Board to be in the best interest of the Company and its shareholders.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

     (a) "Affiliate" means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.


     (b) "Annual Incentive Award" means an Award granted to a Participant which is conditioned upon satisfaction, during a period not in excess of one year, of performance criteria established by the Committee.

     (c) "Award" means any Option, SAR (including Limited SAR), Restricted Share, RSU, Share granted as a bonus or in lieu of another award, Dividend Equivalent, Other Share-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

     (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant's estate.

     (e) "Board" means the Board of Directors of the Company.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (g) "Committee" means the Compensation and Management Committee of the Board.

     (h) "Company" means Donaldson, Lufkin & Jenrette, Inc. together with any successor thereto.

     (i) "Covered Employee" means an Eligible Employee who is a Covered Employee as specified in Section 8(e) of the Plan.

     (j) "Dividend Equivalent" means a right, granted to a Participant under
   Section 6(g), to receive cash, Shares, or other Awards equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

     (k) "Effective Date" means March 16, 1999.

     (l) "Eligible Employee" means each Executive Officer or director of the Company, other officers, employees or directors of the Company or any of its Affiliates, and other persons who provide services to the Company or any of its Affiliates. An employee on leave of absence may be considered as still in the employ of the Company or an Affiliate for purposes of eligibility for participation in the Plan. In addition, a person who has been offered employment by the Company or any of its Affiliates or agreed to become a director of the Company or any of its Affiliates is eligible to be granted an Award under the Plan; provided, however, that such Award shall be canceled if such person fails to commence such employment or service as a director, and no payment of value may be made in connection with such Award until such person has commenced such employment or service.


     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

     (n) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

     (o) "Fair Market Value" means the fair market value of the Shares, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares shall be equal to the closing price per share reported on a consolidated basis on the principal stock exchange upon which the Shares are traded on the date on which the value is to be determined (or the last immediately preceding date on which the Shares were traded).

     (p) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

     (q) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

     (r) "Other Share-Based Awards" means Awards granted to a Participant under Section 6(i) hereof.

     (s) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Employee.

     (t) "Performance Award" means an Award granted to a Participant which is conditioned upon satisfaction, during a period in excess of one year but in no event more than ten years, of performance criteria established by the Committee.

     (u) "Qualified Member" means a member of the Committee who is a "non employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Code Section 162(m).

     (v) "Restricted Shares" means Shares granted to a Participant under
   Section 6(d) hereof that are subject to certain restrictions and to a risk of forfeiture.

     (w) "Restricted Share Units" or "RSUs" means a right, granted to a Participant under Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified deferral period.

     (x) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (y) "Shares" means the Company's DLJdirect Common Stock, par value $0.10 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

     (z) "Share Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

   3. ADMINISTRATION.

     (a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board". The Committee is authorized, subject to the provisions of the Plan, in its discretion, from time to time to select Eligible Employees and Participants; to grant Awards under the Plan; to establish, modify, or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and to make determinations and interpretations and to take such steps in connection with the Plan or the Awards granted thereunder as it deems necessary and advisable. All such actions by the Committee under the Plan or with respect to the Awards granted thereunder shall be final and binding on all persons. No member of the Committee shall be liable for any action taken, or determination made, in good faith.

     (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, Participants, Beneficiaries, transferees under
Section 9(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

     (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or an Affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or an Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. SHARES SUBJECT TO PLAN.

     (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be (i) 10,000,000, plus (ii) 7.5% of the number of Shares issued or delivered during the term of the Plan (excluding any issuance or delivery in connection with Awards, or any other compensation or benefit plan of the Company, or in connection with the initial public offering of Shares); provided, however, that the total number of Shares with respect to which ISOs may be granted shall not exceed 10,000,000. Any Shares delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

     (b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such Award or, in the case of an Award relating to Shares but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of Shares remaining available under the Plan minus the number of Shares issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.

     (c) Availability of Shares Not Delivered under Awards. Shares subject to an Award under the Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of Shares to the Participant, including (i) the number of Shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of Shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under the Plan.


     5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Employees. In each fiscal year during any part of which the Plan is in effect, an Eligible Employee may not be granted Awards relating to more than 2,000,000 Shares, subject to adjustment as provided in
Section 9(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), and 6(i). For purposes of applying the foregoing limitation to Sections 6(b) and 6(c), any Option or SAR that is canceled shall be treated as remaining outstanding, and any amendment to an Option or SAR that reduces the exercise or grant price (other than customary anti-dilution adjustments) shall be treated as the cancellation of the original Option or SAR and the issuance of a new Option or SAR. In addition, the maximum cash Award that may be earned under the Plan pursuant to Section 6(h) in respect of any fiscal year shall be $5,000,000, determined on an annualized basis in the case of a Performance Award.

     6. SPECIFIC TERMS OF AWARDS.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of applicable state law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

     (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

     (i) Exercise Price. The exercise price per share of Shares purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of Shares on the date of grant of such Option except as provided under Section 7(a) hereof.

     (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

     (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code
   Section 422, unless the Participant has first requested the change that will result in such disqualification.

     (c) Share Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

     (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR as determined by the Committee, provided that such grant price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR except as provided under Section 7(a) hereof.

     (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part

   (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

     (d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Participants on the following terms and conditions:

     (i) Grant and Restrictions. Restricted Shares shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Shares, a Participant granted Restricted Shares shall have all of the rights of a shareholder, including the right to vote the Restricted Shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Shares, subject to Section 9(b) below, the Restricted Shares may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.


     (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited and reacquired by the issuing company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to the Restricted Shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of the Restricted Shares.

     (iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, that the issuing company retain physical possession of the certificates, and that the Participant deliver a stock power to the issuing company, endorsed in blank, relating to the Restricted Shares.

     (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Shares, the Committee may require that any cash dividends paid on Restricted Shares be automatically reinvested in additional shares of Restricted Shares or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property have been distributed.

     (e) RSUs. The Committee is authorized to grant RSUs to Participants, which are rights to receive Shares, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

     (i) Award and Restrictions. Satisfaction of an Award of RSUs shall occur upon expiration of the deferral period specified for such RSUs by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, RSUs shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. RSUs may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the RSUs, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

     (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the RSUs), all RSUs that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of RSUs.

     (iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, Dividend Equivalents on the specified number of Shares covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs and the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

     (f) Bonus Shares and Awards in Lieu of Obligations. The Committee is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Shares, or other Awards equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

     (h) Annual Incentive and Performance Awards. The Committee is authorized to make Annual Incentive Awards and Performance Awards payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to Section 8 in the event of Annual Incentive Awards or Performance Awards intended to qualify as "performance-based compensation" for purposes of Code
Section 162(m).

     (i) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Affiliates. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(i).

     7. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

     (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or any subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Shares), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

     (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or any subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, or other Awards, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events. Installment or deferred payments may be required by the Committee to the extent necessary to qualify payments for deductibility under Code Section 162(m), or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares. Any payments mandatorily deferred by the Committee to qualify such payments for deductibility under Code Section 162(m) shall include a reasonable rate of interest.

     (d) Exemptions from Section 16(b) Liability. It is the intent of the Company and its subsidiaries that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

     (e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company and/or any subsidiary, the Company and/or any subsidiary may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option, purchase of Shares or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

     8. PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions; provided, however, that all Performance Awards and Annual Incentive Awards shall comply with the requirements of Sections 8(b) and 8(c) hereof unless the Committee specifically determines at the time of grant that such Award is not intended to qualify as "performance-based compensation" under Code Section 162(m).

     (b) Performance Awards Granted to Designated Covered Employees. Unless the Committee determines that a Performance Award is not intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(b).

     (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

     (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company or any of its Affiliates (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; increase in revenues; the excess of all or a portion of revenues over operating expenses (excluding expenses determined by the Committee at the time performance goals are established); (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) management value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation, amortization and/or incentive compensation; pretax operating earnings; operating earnings (with or without investment gains or losses); (9) total shareholder return; (10) reduction in costs; (11) increase in the Fair Market Value of the Shares; and (12) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

     (iii) Performance Period; Timing for Establishing Performance
   Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

     (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company, any subsidiary and/or any business unit of the Company and/or any of its subsidiaries in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with
   Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria, provided that the amount of the Performance Award pool can be determined by an independent third party in possession of all the relevant facts.

     (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a

   Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

     (c) Annual Incentive Awards Granted to Designated Covered
Employees. Unless the Committee determines that an Annual Incentive Award is not intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(c).

     (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company, any subsidiary and/or any business unit of the Company and/or any of its subsidiaries in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria, provided that the amount of the Annual Incentive Award pool can be determined by an independent third party in possession of all the relevant facts.

     (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Employees who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under
   Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code
   Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.

     (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or
   (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code
   Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award. Settlement of Annual Incentive Awards shall be in cash, Shares or other Awards, in the discretion of the Committee.

     (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). No Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m) shall be paid until the Committee has certified in writing that the applicable performance goals have been achieved. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

     (e) Status of Section 8(b) and Section 8(c) Awards under Code Section 162(m). It is the intent of the Company and its subsidiaries that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are likely to be Covered Employees within the meaning of Code
Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b),
(c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean any Eligible Employee who receives a Performance Award or an Annual Incentive Award unless the Committee determines, at the time of grant, that such Award is not intended to qualify as "performance-based compensation" for purposes of Code Section 162(m). If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     9. GENERAL PROVISIONS.

     (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

     (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a

Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary or business unit, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

     (d) Taxes. The Company and/or any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and/or any subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

     (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Shares having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

     (f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Employee or Participant the right to continue as an Eligible Employee or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Employee's or Participant's employment or service at any time, (iii) giving an Eligible Employee or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

     (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

     (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the New York Business Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

     (k) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of such an Award to a Participant who is resident of or primarily employed in the United States. An Award may be modified under this Section 9(k) in a manner that is consistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under
Section 16(b) for the Participant whose Award is modified.

     (l) Plan Effective Date and Stockholder Approval. The Plan has been adopted by the Board, effective March 16, 1999, subject to approval by the stockholders of the Company.

             STOCKHOLDER'S PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
     P
                        DONALDSON, LUFKIN & JENRETTE, INC.
     R
       To: Donaldson, Lufkin & Jenrette, Inc.
     O
       I appoint Marjorie S. White and Michael A. Boyd, individually and
     Y together, as my proxies, with power of substitution, to vote all of my
       DONALDSON, LUFKIN & JENRETTE, INC. common stock at the Special X
       Meeting of Stockholders of DONALDSON, LUFKIN & JENRETTE, INC. to be held at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, on Tuesday, May 25, 1999, at 10:00 a.m., New York City time, and at any adjournment or postponement of the meeting.

       MY PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS DIRECTED ON THE OTHER SIDE OF THIS CARD, BUT IN THE ABSENCE OF ANY INSTRUCTIONS FROM ME, MY PROXIES WILL VOTE "FOR" THE APPROVAL OF THE DLJDIRECT 1999 INCENTIVE COMPENSATIVE PLAN. MY PROXIES MAY VOTE ACCORDING TO THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. I MAY REVOKE THIS PROXY PRIOR TO ITS EXERCISE.


               PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD.

                        (Please fill in the appropriate box on the other side.)

                                                                   |
                                                                   |
                                                                   |   4 6 3 8
                                                                   |___

  [X]  PLEASE MARK YOUR
       CHOICES LIKE THIS IN
       BLUE OR BLACK INK.




  ITEM 1. APPROVAL OF DLJDIRECT 1999     FOR      AGAINST   ABSTAIN
  INCENTIVE COMPENSATION PLAN            [ ]        [ ]       [ ]







                                             Note: Please sign exactly as
                                             name(s) appear(s) above. If
                                             acting as an executor,
                                             administrator, trustee, guardian,
                                             etc., you should so indicate in
                                             signing. If the stockholder is a
                                             corporation, please sign the full
                                             corporate name, by a duly
                                             authorized officer. If shares are
                                             held jointly, each stockholder
                                             named should sign. Date and
                                             promptly return this card in the
                                             envelope provided.



                                             ----------------------------------
                                             SIGNATURE(S)             DATE


                                             ----------------------------------
                                              SIGNATURE(S)            DATE

          401 (K) RETIREMENT SAVINGS PLAN DIRECTION SOLICITED BY THE
                             BOARD OF DIRECTORS OF
     P                 DONALDSON, LUFKIN & JENRETTE, INC.

     R
       To: Fidelity Management Trust Company, Trustee
     O
       I direct Fidelity Management Trust Company, Trustee under the 401 (k)
     Y Retirement Savings Plan for Employees of Donaldson Lufkin and Jenrette,
       Inc., to vote in person or by proxy all of the shares of X
       DONALDSON, LUFKIN & JENRETTE, INC. common stock allocated to the account of the undersigned under such Plan at the Special Meeting of Stockholders of DONALDSON, LUFKIN & JENRETTE, INC. to be held at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, on Tuesday, May 25 1999, at 10:00 a.m., New York City time, and at any adjournment or postponement of the meeting.


       THE SHARES REPRESENTED BY THIS DIRECTION WILL BE VOTED AS DIRECTED ON THE OTHER SIDE OF THIS CARD, BUT IN THE ABSENCE OF ANY INSTRUCTIONS FROM ME, WILL BE VOTED "FOR" THE APPROVAL OF THE DLJDIRECT 1999 INCENTIVE COMPENSATION PLAN. THE TRUSTEE MAY VOTE ACCORDING TO ITS DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.



               PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD.

                        (Please fill in the appropriate box on the other side.)

                                                                 |
                                                                 |
                                                                 |
                                                                 |     4 6 4 8
                                                                 |____
[X] PLEASE MARK YOUR
    CHOICES LIKE THIS IN
    BLUE OR BLACK INK.





ITEM 1. APPROVAL OF DLJDIRECT 1999     FOR   AGAINST    ABSTAIN
INCENTIVE COMPENSATION PLAN            [ ]     [ ]        [ ]




                                            Note: Please sign exactly as
                                                  name(s) appear(s) above.




                                            --------------------------------
                                            SIGNATURE(S)             DATE


                                            --------------------------------
                                            SIGNATURE(S)             DATE